Exhibit 10.3

SECOND AMENDMENT TO CREDIT AGREEMENT AND REAFFIRMATION OF WAIVER

This Second Amendment to Credit Agreement and Reaffirmation of Waiver (this “Amendment and Reaffirmation”) is dated as of September 15, 2017 (the “Second Amendment Effective Date”), by and among the following entities, as borrowers (each, a “Borrower” and, collectively, the “Borrowers”):

Ridgewood Energy O Fund, LLC a Delaware limited liability company
Ridgewood Energy Q Fund, LLC a Delaware limited liability company
Ridgewood Energy S Fund, LLC a Delaware limited liability company
Ridgewood Energy T Fund, LLC a Delaware limited liability company
Ridgewood Energy V Fund, LLC a Delaware limited liability company
Ridgewood Energy W Fund, LLC a Delaware limited liability company
Ridgewood Energy A-1 Fund, LLC a Delaware limited liability company
Ridgewood Energy B-1 Fund, LLC a Delaware limited liability company and Rahr Energy Investments, LLC a Delaware limited liability company, as Administrative Agent (“Administrative Agent”), and each of the Lenders party hereto.

RECITALS

A.
The Borrowers, the Administrative Agent, and the Lenders have entered into that certain Credit Agreement, dated as of November 27, 2012, as amended by that certain First Amendment to Credit Agreement, dated as of September 30, 2016 (as may be further amended, supplemented, or otherwise modified prior to the Second Amendment Effective Date, the “Credit Agreement”).

B.	Pursuant to the Credit Agreement, the Lenders have made loans to the Borrowers.

C.
The Administrative Agent and Borrowers previously agreed to a waiver via email (the “Previous Waiver”) regarding the monthly payment due for the Monthly Payment Date occurring on August 31, 2017 (the “Waived Event”).

D.	The Borrowers have requested that the Lenders enter into this Amendment and Reaffirmation to (a) formalize and document the Previous Waiver and (b) make certain amendments to the Credit Agreement.

E.	Subject to the terms and conditions set forth herein, the parties hereto have agreed to enter into this Amendment and Reaffirmation.

F.
NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, Administrative Agent, and the Lenders party hereto hereby agree as follows:

SECTION 1.    Definitions

1.1          Unless otherwise defined herein, all capitalized terms used herein will have the meaning given such terms in the Credit Agreement.

SECTION 2.    Reaffirmation of the Previous Waiver; Confirmation of Debt Service Cap Increase.

2.1          In reliance on the representations, warranties, covenants and agreements contained in this Amendment and Reaffirmation, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Administrative Agent and the Lenders hereby acknowledge and reaffirm the Previous Waiver.

2.2          The limited waiver reaffirmed in Section 2.1 hereof is limited solely to the Waived Event and nothing contained herein will be deemed a consent to, or waiver of, any other action or inaction of any Borrower or any Related Party of any Borrower which constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Loan Document.  Neither the Lenders nor Administrative Agent will be obligated to grant any future waivers, consents, or amendments with respect to any other provision of the Credit Agreement or any other Loan Document.

2.3          Each Borrower acknowledges that such Borrower’s Net Revenue Interest share of crude oil produced from the Project Properties was less than the minimum set forth for such Borrower in the Minimum Targeted Production Schedule for three-month period beginning on June 1, 2017 and ending on August 31, 2017. Each Borrower acknowledges and agrees that beginning with the Monthly Payment Date scheduled to occur on October 31, 2017, such Borrower’s Debt Service Cap will be 100% of such Borrower’s Net Revenues until such time as such Borrower is current in payment of all of its Monthly Payment Amounts and all of its Prior Shortfall Amounts.

SECTION 3.      Amendments to Credit Agreement.  In reliance on the representations, warranties, covenants and agreements contained in this Amendment and Reaffirmation, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the parties hereto hereby agree that, notwithstanding anything to the contrary contained in the Credit Agreement, the Credit Agreement will be amended as of the Second Amendment Effective Date as follows:

3.1          Amendment to “Net Revenues” Definition.  Section 1.02 of the Credit Agreement is amended to amend and restate the definition of “Net Revenues” to read as follows:

“Net Revenues” means, for any Borrower and any Monthly Payment Date, all proceeds payable to such Borrower arising from the sale of Hydrocarbons produced during the second calendar month preceding the calendar month in which such Monthly Payment Date occurs, less Borrower’s share of:

(i) Existing Production Burdens payable with respect to such production,

(ii) Operating Costs incurred by such Borrower with respect to such production (and which have not been funded out of prior production proceeds from the Project Properties), and

(iii) Permitted Net Revenues Diversion Costs.

Notwithstanding anything to the contrary herein, the parties hereto acknowledge that the amounts set forth on any AFE are estimates, and that the total costs actually incurred and invoiced may differ from the initial estimates in the AFE. Accordingly, upon completion of the activity set forth on any AFE, then, for each Borrower based on such Borrower’s Pro-Rata Share, as soon as reasonably possible after the invoicing for such activity has occurred, (A) to the extent the actual costs were less than the amount set forth in the AFE, the difference shall be added to such Borrower’s Net Revenues for the then-current month or (B) to the extent the actual costs were greater than the amount set forth in the AFE, the difference shall be subtracted from such Borrower’s Net Revenues for the then-current month.

3.2          Addition of “Permitted Net Revenues Diversion Costs” Definition. Section 1.02 of the Credit Agreement is hereby amended to add the following term:

“Permitted Net Revenues Diversion Costs” means (a) Development Costs incurred under Walter’s AFE D1604-Slot G supplement dated August 18, 2017 and under Walter’s AFE E1706-Slot C dated August 18, 2017, which costs shall be deemed to have been incurred for each Borrower at the times and in the amounts (and at no other time and in no other amount) set forth on Schedule 1.01(h) hereto, (b) drill pipe, drilling, and completion costs for Well A-7, which costs shall be deemed to have been incurred for each Borrower at the times and in the amounts set forth on Schedule 1.01(h) hereto, and (c) drill pipe, drilling, and completion costs for the sixth (development) well (referred to, as of the Second Amendment Effective Date, as Well A-9), which costs shall be deemed to have been incurred for each Borrower pro rata -- beginning on the day on which an AFE for such costs is received by Borrowers – over the period of activity for such costs set forth in the AFE or, if no period of activity is specified, 90 days, all in the manner illustrated on Schedule 1.01(h); provided that the aggregate amount of any Borrower’s Permitted Net Revenues Diversion Costs during the term of this Agreement may not exceed such Borrower’s Pro-Rata Share of $19,058,000 (as outlined below):

Borrower	Borrower’s Pro -Rata Share	Maximum Permitted Net Revenues Diversion Costs
O	25.4%	4,840,732
Q	5.7%	1,086,306
S	13.5%	2,572,830
T	9.3%	1,772,394
V	14.3%	2,725,294
W	9.9%	1,886,742
A-1	8.7%	1,658,046
B-1	13.2%	2,515,656
Total	1.00	19,058,000

3.3          Addition of “Second Amendment Effective Date” Definition. Section 1.02 of the Credit Agreement is hereby amended to add the following term:

“Second Amendment Effective Date” means September 15, 2017.

3.4          Addition of Section 9.12. The following will be added as a new Section 9.12 of the Credit Agreement:

Section 9.12       Operating Accounts. From and after the Second Amendment Effective Date and until such time as all Development Costs and completion costs for Wells A-7 and A-9 have been fully paid:

(a) no Borrower may use any funds from any Operating Account for any purpose other than (i) to pay Walter under AFEs as otherwise permitted by this Agreement, (ii) to make payments to the Administrative Agent and the Lenders, or (iii) to reimburse or pay management fees to Ridgewood Energy Corporation as required under such Borrower’s formation documents, as in effect on the Effective Date; and

(b) all amounts in any Operating Account are to be held in trust by each Borrower for the benefit of the Administrative Agent and the Lenders.

3.5          Addition of Schedule 1.01(h). The attached Schedule 1.01(h) is hereby added to the Credit Agreement as Schedule 1.01(h) thereto.

SECTION 4.    Conditions Precedent.  The effectiveness of this Amendment and Reaffirmation is subject to the satisfaction of each of the following conditions precedent:

4.1          Payment of August Monthly Payment Amount. The Administrative Agent must have received the August Monthly Payment Amount due for the August 2017 Monthly Payment Date from each Borrower.

4.2          Payment of Legal Fees & Expenses. The Administrative Agent must have received an amount equal to $30,000 for expenses of counsel to the Administrative Agent.

4.3          Signature Pages.  The Administrative Agent must have received counterparts of this Amendment and Reaffirmation executed on behalf of each Borrower, the Administrative Agent and each of the Lenders.

4.4          Other Documents.  The Administrative Agent must have been provided with any other documents, instruments, and agreements, and each Borrower must have taken such actions, in each case, as the Administrative Agent may reasonably require in connection with this Amendment and Reaffirmation and the transactions contemplated hereby.

SECTION 5.    Representations and Warranties of Borrower.  To induce the Lenders and the Administrative Agent to enter into this Amendment and Reaffirmation, each Borrower hereby represents and warrants to the Lenders and Administrative Agent as follows:

5.1          Reaffirm Existing Representations and Warranties.  Each representation and warranty of such Borrower contained in the Credit Agreement, and the other Loan Documents is true and correct on the date hereof and will be true and correct after giving effect to this Amendment and Reaffirmation, except to the extent any such representation and warranty is expressly limited to an earlier date, in which case, such representation and warranty is true and correct as of such specified earlier date.

5.2          Due Authorization; No Conflict.  The execution, delivery and performance by such Borrower of this Amendment and Reaffirmation are within such Borrower’s corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon such Borrower or result in the creation or imposition of any Lien upon any of the assets of such Borrower.

5.3          Validity and Enforceability.  This Amendment and Reaffirmation constitutes the valid and binding obligation of such Borrower enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditor’s rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general application.

5.4          No Material Adverse Effect. Since September 30, 2016, there has been no event or circumstance, either individually or in the aggregate, that has had, or could be reasonably expected to have, a Material Adverse Effect.

5.5          No Default or Event of Default.  After giving effect to this Amendment and Reaffirmation, no Default or Event of Default has occurred which is continuing.

SECTION 6.    Miscellaneous.

6.1          Reaffirmation of Loan Documents; Extension of Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents will, except as modified hereby, remain in full force and effect.  The waiver contemplated hereby will not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed, and extended to secure the Obligations after giving effect to this Amendment and Reaffirmation.

6.2          Parties in Interest.  All of the terms and provisions of this Amendment and Reaffirmation will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3          Counterparts.  This Amendment and Reaffirmation may be executed in counterparts and all parties need not execute the same counterpart. No party will be bound by this Amendment and Reaffirmation until each Borrower, the Administrative Agent, and each of the Lenders have executed a counterpart.  Facsimiles or other electronic transmission (e.g. .pdf) will be effective as originals.

6.4          Complete Agreement.  This Amendment and Reaffirmation, the Credit Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or oral agreements of the parties.  There are no unwritten oral agreements between or among the parties.

6.5          Headings.  The headings, captions, and arrangements used in this Amendment and Reaffirmation are, unless otherwise specified, for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment and Reaffirmation, nor affect the meaning thereof.

6.6          Effectiveness.  This Amendment and Reaffirmation will be effective automatically and without necessity of any further action by Borrower, Administrative Agent, or the Lenders when counterparts hereof have been executed by Borrower, Administrative Agent, and each of the Lenders and all conditions to the effectiveness hereof set forth herein have been satisfied.

6.7          Governing Law.  This Amendment and Reaffirmation will be governed by, and construed in accordance with, the laws of the State of New York.

6.8          RELEASE.  As part of the consideration for each Lender’s and the Administrative Agent’s execution of this Amendment and Reaffirmation, each Borrower, on behalf of itself and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents and attorneys hereby forever, fully, unconditionally and irrevocably waives and releases the Lenders, the Administrative Agent and each of their successors, assigns, parents, subsidiaries, limited partners, shareholder(s), affiliates, officers, directors, employees, attorneys and agents (collectively, the “Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by any Lender or the Administrative Agent or any other Releasee prior to the date hereof (collectively, the “Claims”). Each Borrower further agrees that it may not commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to collect or enforce any Claim.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Reaffirmation to be duly executed on the date and year first above written.

BORROWERS:	RIDGEWOOD ENERGY O FUND, LLC

	By:	/S/ DANIEL V. GULINO
Daniel V. Gulino
Senior Vice President – Legal

RIDGEWOOD ENERGY Q FUND, LLC

By:	/S/ DANIEL V. GULINO
Daniel V. Gulino
Senior Vice President – Legal

RIDGEWOOD ENERGY S FUND, LLC

By:	/S/ DANIEL V. GULINO
Daniel V. Gulino
Senior Vice President – Legal

RIDGEWOOD ENERGY T FUND, LLC

By:	/S/ DANIEL V. GULINO
Daniel V. Gulino
Senior Vice President – Legal

RIDGEWOOD ENERGY V FUND, LLC

By:	/S/ DANIEL V. GULINO
Daniel V. Gulino
Senior Vice President – Legal

RIDGEWOOD ENERGY W FUND, LLC

By:	/S/ DANIEL V. GULINO
Daniel V. Gulino
Senior Vice President – Legal

RIDGEWOOD ENERGY A-1 FUND, LLC

By:	/S/ DANIEL V. GULINO
Daniel V. Gulino
Senior Vice President – Legal

RIDGEWOOD ENERGY B-1 FUND, LLC

By:	/S/ DANIEL V. GULINO
Daniel V. Gulino
Senior Vice President – Legal

ADMINISTRATIVE AGENT:	RAHR ENERGY INVESTMENTS, LLC, as Administrative Agent

	By:	/S/ LAWRENCE J. FOSSI
Lawrence J. Fossi
Manager

LENDER:	RAHR ENERGY INVESTMENTS, LLC, as a Lender

	By:	/S/ LAWRENCE J. FOSSI
Lawrence J. Fossi
Manager

Schedule 1.01(h)
Permitted Net Revenues Diversion Costs for Beta A-7, AFE D1604-Slot G, and AFE E1706-Slot C
Working		8/8ths	Ridgewoods Interest	Notes	O Fund	Q Fund	S Fund	T Fund	V Fund	W Fund	A-1 Fund	B-1 Fund
Interest			32.50%		5%	2.25%	2.50%	2%	3%	3%	2%	3%
Beta A-7 Project (5th well)
Lease Costs		1,272,679.00	413,620.68	purchase of Javelin Lease	63,633.95	28,635.28	31,816.98	25,453.58	38,180.37	38,180.37	25,453.58	38,180.37
Paid	Jun-16		(413,620.67)		(63,633.95)	(28,635.28)	(31,816.97)	(25,453.58)	(38,180.37)	(38,180.37)	(25,453.58)	(38,180.37)
Paid in Full			0.01		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Drill Pipe A-7		1,879,120.00	610,714.00	Drive Pipe/ Suspension Sys	93,956.00	42,280.20	46,978.00	37,582.40	56,373.60	56,373.60	37,582.40	56,373.60
Paid thru	Jul-17		(524,869.00)		(80,749.08)	(36,337.08)	(40,374.54)	(32,299.63)	(48,449.45)	(48,449.45)	(32,299.63)	(48,449.45)
Accrued	Aug-17		(28,972.69)	27 of the 80 days	(4,457.34)	(2,005.80)	(2,228.67)	(1,782.93)	(2,674.40)	(2,674.40)	(1,782.93)	(2,674.40)
Accrued	Sep-17		(32,191.88)	30 of the 80 days	(4,952.60)	(2,228.67)	(2,476.30)	(1,981.04)	(2,971.56)	(2,971.56)	(1,981.04)	(2,971.56)
Accrued	Oct-17		(24,680.44)	23 of the 80 days	(3,796.99)	(1,708.65)	(1,898.50)	(1,518.80)	(2,278.19)	(2,278.19)	(1,518.80)	(2,278.19)
Outstanding Balance			-		-	0.00	-	0.00	0.00	0.00	0.00	0.00

Drilling Well A-7		32,320,600.00	10,504,195.00	80 day operation per AFE	1,616,030.00	727,213.50	808,015.00	646,412.00	969,618.00	969,618.00	646,412.00	969,618.00
Paid thru	Jul-17		-		-	-	-	-	-	-	-	-
Accrued	Aug-17		(3,545,165.81)	27 of the 80 days	(545,410.13)	(245,434.56)	(272,705.06)	(218,164.05)	(327,246.08)	(327,246.08)	(218,164.05)	(327,246.08)
Accrued	Sep-17		(3,939,073.13)	30 of the 80 days	(606,011.25)	(272,705.06)	(303,005.63)	(242,404.50)	(363,606.75)	(363,606.75)	(242,404.50)	(363,606.75)
Accrued	Oct-17		(3,019,956.06)	23 of the 80 days	(464,608.63)	(209,073.88)	(232,304.31)	(185,843.45)	(278,765.18)	(278,765.18)	(185,843.45)	(278,765.18)
Outstanding Balance			-		-	-	-	-	-	-	-	-

Completion A-7		23,500,000.00	7,637,500.00	55 day operation (est)	1,175,000.00	528,750.00	587,500.00	470,000.00	705,000.00	705,000.00	470,000.00	705,000.00
Accrued	Nov-17		(1,110,909.09)	8 of the 55 days	(170,909.09)	(76,909.09)	(85,454.55)	(68,363.64)	(102,545.45)	(102,545.45)	(68,363.64)	(102,545.45)
Accrued	Dec-17		(4,304,772.73)	31 of the 55 days	(662,272.73)	(298,022.73)	(331,136.36)	(264,909.09)	(397,363.64)	(397,363.64)	(264,909.09)	(397,363.64)
Accrued	Jan-17		(2,221,818.18)	16 of the 55 days	(341,818.18)	(153,818.18)	(170,909.09)	(136,727.27)	(205,090.91)	(205,090.91)	(136,727.27)	(205,090.91)
Outstanding Balance			-		-	-	-	-	-	-	-	-

Other Developmental AFE's received per Walter's APOD (not associated with the A-7 well)
AFE D1604-Slot G (potential A-5 well location)-supplement dated 8/18/17
Pipe		1,100,000.00	357,500.00		55,000.00	24,750.00	27,500.00	22,000.00	33,000.00	33,000.00	22,000.00	33,000.00
Drive Pipe into Slot		559,450.00	181,821.25		27,972.50	12,587.63	13,986.25	11,189.00	16,783.50	16,783.50	11,189.00	16,783.50
			539,321.25		82,972.50	37,337.63	41,486.25	33,189.00	49,783.50	49,783.50	33,189.00	49,783.50
Paid in 2016			(834.74)		(128.42)	(57.79)	(64.21)	(51.37)	(77.05)	(77.05)	(51.37)	(77.05)
Paid July 2017			(686.73)		(105.65)	(47.54)	(52.83)	(42.26)	(63.39)	(63.39)	(42.26)	(63.39)
Accrued	Aug-17		(77,682.08)	13 of the 90 days	(11,951.09)	(5,377.99)	(5,975.54)	(4,780.44)	(7,170.65)	(7,170.65)	(4,780.44)	(7,170.65)
Accrued	Sep-17		(179,266.33)	30 of the 90 days	(27,579.44)	(12,410.75)	(13,789.72)	(11,031.77)	(16,547.66)	(16,547.66)	(11,031.77)	(16,547.66)
Accrued	Oct-17		(185,241.88)	31 of the 90 days	(28,498.75)	(12,824.44)	(14,249.38)	(11,399.50)	(17,099.25)	(17,099.25)	(11,399.50)	(17,099.25)
Accrued	Nov-17		(95,609.49)	16 of the 90 days	(14,709.15)	(6,619.12)	(7,354.58)	(5,883.66)	(8,825.49)	(8,825.49)	(5,883.66)	(8,825.49)
Outstanding Balance			-		-	-	-	-	-	-	-	-

AFE E1706-Slot C (well location TBD)-dated 8/18/17
Pipe		1,100,000.00	357,500.00		55,000.00	24,750.00	27,500.00	22,000.00	33,000.00	33,000.00	22,000.00	33,000.00
Drive Pipe into Slot		559,450.00	181,821.25		27,972.50	12,587.63	13,986.25	11,189.00	16,783.50	16,783.50	11,189.00	16,783.50
			539,321.25		82,972.50	37,337.63	41,486.25	33,189.00	49,783.50	49,783.50	33,189.00	49,783.50
Accrued	Aug-17		(77,901.96)	13 of the 90 days	(11,984.92)	(5,393.21)	(5,992.46)	(4,793.97)	(7,190.95)	(7,190.95)	(4,793.97)	(7,190.95)
Accrued	Sep-17		(179,773.75)	30 of the 90 days	(27,657.50)	(12,445.88)	(13,828.75)	(11,063.00)	(16,594.50)	(16,594.50)	(11,063.00)	(16,594.50)
Accrued	Oct-17		(185,766.21)	31 of the 90 days	(28,579.42)	(12,860.74)	(14,289.71)	(11,431.77)	(17,147.65)	(17,147.65)	(11,431.77)	(17,147.65)
Accrued	Nov-17		(95,879.33)	16 of the 90 days	(14,750.67)	(6,637.80)	(7,375.33)	(5,900.27)	(8,850.40)	(8,850.40)	(5,900.27)	(8,850.40)
Outstanding Balance			-		-	-	-	-	-	-	-	-